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                              EXHIBIT 24

                          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Charles H. Kaman and Robert M. Garneau and each of them as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) the Annual Report on Form 10-K of Kaman Corporation respecting its fiscal year ended December 31, 1997 and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 16th day of March, 1998.



Brian E. Barents                       Huntington Hardisty


Fred A. Breidenbach                    C. William Kaman, II


E. Reeves Callaway, III                Eileen S. Kraus


Frank C. Carlucci                      Hartzel Z. Lebed


Laney J.  Chouest                      Walter H. Monteith, Jr.


John A. DiBiaggio                      John S. Murtha


Edythe J. Gaines                       Wanda L. Rogers












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